Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554, media@delta.com

Delta Air Lines Announces March Quarter Results

ATLANTA, April 25, 2012 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2012 quarter. Highlights from the quarter include:

•	Excluding special items[1], Delta’s net loss for the March 2012 quarter was $39 million, or $0.05 per share, and its pre-tax loss was $36 million. The pre-tax result is a $355 million improvement year over year despite $250 million higher fuel expense.
•	Including a $163 million gain from special items, Delta’s GAAP net income was $124 million and its pre-tax income was $127 million.
•	Delta’s passenger unit revenues increased 14% and the company produced a unit revenue premium to the industry.
•	Delta ended the March 2012 quarter with $5.7 billion of unrestricted liquidity and adjusted net debt of $12.2 billion.
•	Delta’s return on invested capital for the last twelve months was 10.6%.

“Our March quarter improvement in results and operations are further evidence of the building momentum at Delta. I want to thank Delta employees worldwide for the hard work that produced these results,” said Richard Anderson, Delta’s chief executive officer. “By staying true to our plan and doing more of the same – increasing revenues, maintaining discipline with costs, capacity and capital, running a great operation and taking care of our employees and customers - we expect the June quarter and full year will be not only solidly profitable but also a significant improvement over last year, despite higher fuel prices.”

Operational Performance

For the March quarter, Delta’s on time arrival rate improved by 7.3 points to 87.3% and its completion factor increased 2.8 points to 99.6%. DOT baggage performance improved by 31% and DOT customer complaints for January and February dropped by 53%. Delta employees earned $22 million in Shared Rewards for achieving all of the quarter’s operational goals.

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Revenue Environment

Delta’s operating revenue grew $665 million, or 9%, on 3% lower capacity in the March 2012 quarter compared to the March 2011 quarter. Despite lower capacity, traffic increased 1% as load factor increased 3.3 points to 79.7%.

•	Passenger revenue increased 10%, or $651 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 14%, driven by a 9% improvement in yield.
•	Cargo revenue decreased 2%, or $6 million, with lower cargo yields partially offset by higher volumes.
•	Other revenue increased 2%, or $21 million, from higher third-party maintenance revenue.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		1Q12 versus 1Q11
		Change	Unit
Passenger Revenue	1Q12 ($M)	YOY	Revenue	Yield	Capacity
Domestic	3,172	9%	12%	9%	(3) %
Atlantic	1,111	11%	22%	12%	(9) %
Pacific	871	16%	15%	11%	1%
Latin America	521	8%	9%	6%	- %
Total mainline	5,675	11%	15%	10%	(3) %
Regional	1,551	8%	9%	6%	(2) %
Consolidated	7,226	10%	14%	9%	(3) %

“By staying disciplined with capacity, making the right investments in our products, and pricing for what customers value, Delta has again generated a revenue premium to the industry,” said Ed Bastian, Delta’s president.  “Customer demand remains solid with strong gains in corporate revenue and as a result, we expect our June quarter unit revenue improvement will continue to lead the industry.”

Cash Flow and Liquidity

As of March 31, 2012, Delta had $5.7 billion in unrestricted liquidity, including $3.9 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Cash from operations during the March 2012 quarter was $947 million, driven by strong advance ticket sales.

Capital expenditures during the March 2012 quarter were $350 million, including $300 million in aircraft, parts and modifications.

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During the quarter, Delta’s debt and capital lease payments were $450 million, which includes $40 million from the early retirement of debt. At March 31, 2012, Delta’s adjusted net debt was $12.2 billion and the company remains on track to reach $10 billion adjusted net debt in 2013.

Fuel

During the March 2012 quarter, Delta’s fuel expense rose by $250 million as a 14% increase in fuel price was offset by $45 million of fuel hedge gains and reduced consumption.

Excluding mark to market adjustments, Delta’s average fuel price2 was $3.28 per gallon for the March quarter, which includes five cents per gallon in settled gains from its fuel hedging program. On a GAAP basis, which includes mark to market gains on open hedges, the company’s average fuel price was $3.11 per gallon.

Cost Performance

Delta’s operating expense excluding fuel increased $80 million in the March 2012 quarter, as higher ancillary business expenses and employee costs were offset by the benefits of lower capacity and lower weather-related costs.

The March 2012 quarter consolidated unit cost (CASM3), excluding fuel expense and special items, was 3.6% higher on 3% lower capacity compared to the prior year. On a GAAP basis, which includes fuel and special items, consolidated CASM increased 6%.

Compared to the prior year period, income tax expense increased $75 million as a result of the prior year’s $71 million benefit from tax credits.

“Through our focus on free cash flow generation, Delta has now achieved a nearly $5 billion debt reduction in the past two years,” said Paul Jacobson, Delta’s chief financial officer.  “We have also begun to make the necessary changes to achieve our targeted cost levels, which should accelerate our cash generation and delevering.”

Special Items

Delta recorded special items totaling a $163 million gain in the March 2012 quarter, including:

•	$151 million in mark-to-market gains for fuel hedges settling in future periods;
•	a $39 million gain associated with the exchange of slots at New York-LaGuardia and Washington-Reagan National; and
•	a $27 million charge for fleet, facilities and other items.
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Delta recorded special items totaling a $2 million gain in the March 2011 quarter, including:

•	$29 million in mark-to-market gains for fuel hedges settling in future periods;
•	A $7 million charge associated fleet retirements; and
•	a $20 million loss on extinguishment of debt.

June 2012 Quarter Guidance

Following are Delta’s projections for the June 2012 quarter.

2Q 2012 Forecast

Operating margin	8 – 10%
Fuel price, including taxes and net hedge impact	$3.28
Capital expenditures	$400 million
Total liquidity at end of period	$5.8 billion

2Q 2012 Forecast (compared to 2Q 2011)

Consolidated unit costs – excluding fuel expense	Up 3 – 4%

System capacity	Down 1 – 3%
Domestic	Down 1 – 3%
International	Down 1 – 3%

Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011; a statistical summary for those periods; selected balance sheet data as of March 31, 2012 and Dec. 31, 2011; and a reconciliation of non-GAAP financial measures.

About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology and won the Business Travel News Annual Airline Survey. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 343 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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End Notes

(1) Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2) Average fuel price per gallon, adjusted: Delta's March 2012 quarter average fuel price of $3.28 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the March 2012 quarter.  Settled hedge gains for the quarter were $45 million, or 5 cents per gallon.  The fuel price has been adjusted for $151 million in mark-to-market gains recorded in periods other than the settlement period.

(3) CASM - Ex: Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta's vacation wholesale operations (MLT). The amounts excluded were $240 million and $168 million for the March 2012 quarter and March 2011 quarter, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's consolidated operations.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 25, 2012, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

(in millions, except per share data)	Three Months Ended Mar. 31,
	2012	2011	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$5,675	$5,134	$541	11%
Regional carriers	1,551	1,441	110	8%
Total passenger revenue	7,226	6,575	651	10%
Cargo	244	250	(6)	-2%
Other	943	922	21	2%
Total operating revenue	8,413	7,747	666	9%

Operating Expense:
Aircraft fuel and related taxes	2,233	2,166	67	3%
Salaries and related costs	1,763	1,727	36	2%
Contract carrier arrangements(1)	1,375	1,300	75	6%
Aircraft maintenance materials and outside repairs	561	485	76	16%
Depreciation and amortization	386	376	10	3%
Passenger commissions and other selling expenses	380	369	11	3%
Contracted services	378	425	(47)	-11%
Landing fees and other rents	305	313	(8)	-3%
Passenger service	171	164	7	4%
Aircraft rent	75	78	(3)	-4%
Restructuring and other items	(12)	7	(19)	NM
Other	416	429	(13)	-3%
Total operating expense	8,031	7,839	192	2%

Operating Income (Loss)	382	(92)	474	NM

Other (Expense) Income:
Interest expense, net	(221)	(221)	—	0%
Amortization of debt discount, net	(51)	(47)	(4)	9%
Miscellaneous, net	17	(29)	46	NM
Total other expense, net	(255)	(297)	42	-14%

Income (Loss) Before Income Taxes	127	(389)	516	NM

Income Tax (Provision) Benefit	(3)	71	(74)	NM

Net Income (Loss)	$124	$(318)	$442	NM

Basic Earnings (Loss) per Share	$0.15	$(0.38)
Diluted Earnings (Loss) per Share	$0.15	$(0.38)
Basic Weighted Average Shares Outstanding	843	837
Diluted Weighted Average Shares Outstanding	847	837

(1) Contract carrier arrangements expense includes $526 million and $463 million for the three months ended Mar. 31, 2012 and 2011, respectively, for aircraft fuel and related taxes.

	Three Months Ended Mar. 31,
	2012	2011	Change
Consolidated
Revenue passenger miles (millions)	43,351	42,929	1%
Available seat miles (millions)	54,408	56,219	(3)%
Passenger mile yield (cents)	16.67	15.32	9%
Passenger revenue per available seat mile (cents)	13.28	11.69	14%
Operating cost per available seat mile (cents)	14.76	13.94	6%
CASM-Ex – See Note A (cents)	9.28	8.96	4%
Passenger load factor	79.7%	76.4%	3.3	pts
Fuel gallons consumed (millions)	886	919	(4)%
Average price per fuel gallon, adjusted – See Note A	$3.28	$2.89	13%
Number of aircraft in fleet, end of period	770	805	(35)
Full-time equivalent employees, end of period	78,761	81,563	(3)%

Mainline
Revenue passenger miles (millions)	37,730	37,378	1%
Available seat miles (millions)	46,954	48,639	(3)%
Operating cost per available seat mile (cents)	13.60	12.76	7%
CASM-Ex – See Note A (cents)	8.56	8.15	5%
Fuel gallons consumed (millions)	714	744	(4)%
Average fuel price per gallon, adjusted – see Note A	$3.26	$2.85	14%
Number of aircraft in fleet, end of period	712	722	(10)

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Mar. 31,	Dec. 31,
(in millions)	2012	2011
	(Unaudited)
Cash and cash equivalents	$2,911	$2,657
Short-term investments	959	958
Restricted cash, cash equivalents and short-term investments	375	305
Total assets	44,189	43,499
Total debt and capital leases, including current maturities	13,376	13,791
Total stockholders' deficit	(1,011)	(1,396)

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

• Delta sometimes uses information that is derived from its Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

• Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM), as the nature or amount of special items cannot be estimated at this time.

• Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

• Delta adjusts for mark to market (“MTM”) adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results in the period shown.

• Delta presents consolidated and mainline CASM and operating expense excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

• Delta presents consolidated and mainline CASM excluding ancillary businesses not associated with the generation of a seat mile. These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta’s vacation wholesale operations.

• Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

• Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

	Three Months Ended March 31,
(in millions)	2012	2011
Net income (loss)	$124	$(318)
Items excluded:
MTM adjustments for fuel hedges settling in periods other than the settlement period	(151)	(29)
Restructuring and other items	(12)	7
Loss on extinguishment of debt	—	20
Net (loss) excluding special items	$(39)	$(320)

Three Months Ended
March 31, 2012
Net income per diluted share	$0.15
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.18)
Restructuring and other items	(0.02)
Net loss per diluted share excluding special items	$(0.05)

	Three Months Ended March 31,
(in millions)	2012	2011
Pre-tax income (loss)	$127	$(389)
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(151)	(29)
Restructuring and other items	(12)	7
Loss on extinguishment of debt	—	20
Pre-tax (loss) excluding special items	$(36)	$(391)

(in billions)	March 31, 2012		March 31, 2011		Dec. 31, 2009
Debt and capital lease obligations	$13.4		$15.2		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6		0.6		1.1
Adjusted debt and capital lease obligations		$14.0		$15.8		$18.3
Plus: 7x last twelve months' aircraft rent		2.1		2.5		3.4
Adjusted total debt		16.1		18.3		21.7
Less: cash, cash equivalents and short-term investments		(3.9)		(3.8)		(4.7)
Adjusted net debt		$12.2		$14.5		$17.0

	Three Months Ended March 31,
	2012	2011
Average price per fuel gallon including fuel expense incurred under contract carrier arrangements	$3.11	$2.86
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.17	0.03
Average price per fuel gallon, adjusted	$3.28	$2.89
Settled fuel hedge gains	0.05	0.09
Average price per fuel gallon excluding hedging activities	$3.33	$2.98

	Three Months Ended March 31,
	2012	2011
Mainline average price per fuel gallon	$3.05	$2.81
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.21	0.04
Mainline average price per fuel gallon, adjusted	$3.26	$2.85

	Three Months Ended March 31,
(in millions)	2012	2011
Operating expense	$8,031	$7,839
Items excluded:
Aircraft fuel and related taxes	(2,233)	(2,166)
Aircraft fuel and related taxes included within contract carrier arrangements	(526)	(463)
Restructuring and other items	12	(7)
Operating expense excluding fuel	$5,284	$5,203

	Three Months Ended March 31,
(in cents)	2012	2011
CASM	14.76	13.94
Items excluded:
Aircraft fuel and related taxes	(5.34)	(4.72)
Ancillary businesses	(0.44)	(0.30)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.28	0.05
Restructuring and other items	0.02	(0.01)
CASM-Ex	9.28	8.96

	Three Months Ended March 31,
(in cents)	2012	2011
Mainline CASM	13.60	12.76
Items excluded:
Aircraft fuel and related taxes	(4.95)	(4.36)
Ancillary businesses	(0.45)	(0.30)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.32	0.06
Restructuring and other items	0.04	(0.01)
Mainline CASM-Ex	8.56	8.15

Three Months Ended
(in millions)	March 31, 2012
Payments on long-term debt and capital lease obligations	$367
Adjustments:
SkyMiles usage	83
Payments on long-term debt and capital lease obligations, adjusted	$450

Three Months Ended
(in millions)	March 31, 2012
Flight equipment, including advance payments (GAAP)	$308
Ground property and equipment, including technology (GAAP)	99
Adjustments:
Proceeds from flight equipment and facilities	(58)
Total capital expenditures	$349

(in millions)	Three Months Ended March 31,
	2012	2011
Fuel purchase cost	$2,955	$2,736
Fuel hedge (gains)	(196)	(107)
Total fuel expense	$2,759	$2,629
MTM adjustments for fuel hedges recorded in periods other than the settlement period	151	29
Total fuel expense, adjusted	$2,910	$2,658

Three Months Ended
(in millions)	March 31, 2012
Net cash provided by operations	$831
Adjustments:
SkyMiles usage	83
Other	33
Net cash provided by operations, adjusted	$947

Last Twelve Months Ended
(in millions)	March 31, 2012
Operating income	$2,449
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(96)
Restructuring and other items	223
Operating income excluding special items	$2,576

Last Twelve Months Ended
(in billions, except % return)	March 31, 2012
Operating income excluding special items	$2.6
Market value of equity (assuming $12.60/share)	$10.6
Average adjusted net debt	$13.6
Total invested capital	$24.2
Return on invested capital	10.6%